Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
The UBS Relationship Funds

In planning and performing our audit of the financial statements of The UBS
Relationship Funds (comprising, respectively, UBS Global Securities Relationship Fund,
UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets
Equity Relationship Fund, UBS International Equity Relationship Fund, UBS Large-Cap
Select Equity Relationship Fund, UBS Small-Cap Equity Relationship Fund, UBS U.S.
Equity Alpha Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS
U.S. Large Cap Growth Equity Relationship Fund, UBS U.S. Large-Cap Value Equity
Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund,
UBS Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS
Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield
Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship
Fund, UBS U.S. Cash Management Prime Relationship Fund, and UBS U.S. Securitized
Mortgage Relationship Fund) (collectively, the "Funds") for the year ended December
31, 2006, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

        ERNST & YOUNG LLP

New York, New York
February 26, 2006